UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2014 (May 30, 2014)

FlexShopper, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52589	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2700 North Military Trail, Ste. 200 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 419-2923

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The Company raised from May 2014 through October 2014, approximately $6.5 million through the sale of its restricted Common Stock at $.55 per share pursuant to a private placement offering. Fordham Financial Management, Inc. acted as lead Placement Agent and Paulson Investment Company, Inc and Spartan Capital Securities, LLC acted as co-placement agents in the offering. The foregoing does not include $1 million of debt converted into common stock at $.55 per share from two directors/principal stockholders of the Company. Exemption from registration is claimed under Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended, with respect to the private placement offering and section 3(a)(9) of the Act with respect to the debt conversion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.
October 29, 2014
	By:	/s/ Morry Rubin
Morry Rubin, Chief Executive Officer

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